                                                                    EXHIBIT 99.8

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

- --------------------------------------------------------------------------------

                                  SCHEDULE 13D
                                Amendment No. 2
                   Under the Securities Exchange Act of 1934

                         PYRAMID TECHNOLOGY CORPORATION
                                (Name of Issuer)

                     Common Stock, Par Value $.01 Per Share
                         (Title of Class of Securities)

                                   747236107
                                 (CUSIP number)

                   Siemens Nixdorf Informationssysteme, A.G.
                              Heinz-Nixdorf-Ring 1
                  33102 Paderborn, Federal Republic of Germany
                              011-49-89-636-48400
                           Attention:  G. Schulmeyer

                     (Name, Address and Telephone Number of
                    Person Authorized to Receive Notices and
                                Communications)

                                   Copies to:

                             E. Robert Lupone, Esq.
                              Siemens Corporation
                          1301 Avenue of the Americas
                             New York, N.Y.  10019
                           Telephone:  (212) 258-4208

                               November 22, 1994
            (Date of Event which Requires Filing of this Statement)

- --------------------------------------------------------------------------------

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this
schedule because of Rule 13d-1(b)(3) or (4), check the following box (    ).

Check the following box if a fee is being paid with this statement (X).

                              Page 31 of 39 Pages

CUSIP No. 747236107

(1)  Name of Reporting Person
     S.S. or I.R.S. Identification No. of Above Person
     SIEMENS NIXDORF INFORMATIONSSYSTEME, A.G.
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

(2)  Check the Appropriate Box if a Member of Group (See Instructions)

     (a)
     ---------------------------------------------------------------------------
     (b)
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

(3)  SEC Use Only
                  --------------------------------------------------------------

     ---------------------------------------------------------------------------

(4)  Sources of Funds (See Instructions)   AF
                                        ----------------------------------------

     ---------------------------------------------------------------------------

(5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)
     ---------------------------------------------------------------------------

(6)  Citizenship or Place of Organization   Federal Republic of Germany
                                            ------------------------------------

     ---------------------------------------------------------------------------


- --------------------------------------------------------------------------------
Number of        (7)  Sole Voting Power
                                        ----------------------------------------

Shares                ----------------------------------------------------------
Beneficially     (8)  Shared Voting Power        4,047,743
                                          --------------------------------------

Owned by              ----------------------------------------------------------
Each             (9)  Sole Dispositive Power
                                             -----------------------------------

Reporting             ----------------------------------------------------------
Person          (10)  Shared Dispositive Power   4,047,743
                                               ---------------------------------
With
- --------------------------------------------------------------------------------

(11) Aggregate Amount Beneficially Owned by Each Reporting Person   4,047,743.
                                                                  --------------
(12) Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions)
                   -------------------------------------------------------------
(13) Percent of Class Represented by Amount in Row (11)   24.2%
                                                        ------------------------
(14) Type of Reporting Person (See Instructions)   CO
                                                 -------------------------------

                              Page 32 of 39 Pages

CUSIP No. 747236107

(1)  Name of Reporting Person
     S.S. or I.R.S. Identification No. of Above Person
     SIEMENS AKTIENGESELLSCHAFT
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

(2)  Check the Appropriate Box if a Member of Group (See Instructions)

     (a)
     ---------------------------------------------------------------------------
     (b)
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

(3)  SEC Use Only
                 ---------------------------------------------------------------

     ---------------------------------------------------------------------------

(4)  Sources of Funds (See Instructions)   WC
                                         ---------------------------------------

     ---------------------------------------------------------------------------
(5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)

     ---------------------------------------------------------------------------

(6)  Citizenship or Place of Organization    Federal Republic of Germany
                                          --------------------------------------

     ---------------------------------------------------------------------------


- --------------------------------------------------------------------------------
Number of        (7)  Sole Voting Power
                                       -----------------------------------------

Shares          ----------------------------------------------------------------
Beneficially     (8)  Shared Voting Power        4,047,743
                                          --------------------------------------

Owned by        ----------------------------------------------------------------
Each             (9)  Sole Dispositive Power
                                            ------------------------------------

Reporting       ----------------------------------------------------------------
Person          (10)  Shared Dispositive Power    4,047,743
                                               ---------------------------------
With
- --------------------------------------------------------------------------------

(11) Aggregate Amount Beneficially Owned by Each Reporting Person   4,047,743
                                                                  --------------
(12) Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions)
     ---------------------------------------------------------------------------
(13) Percent of Class Represented by Amount in Row (11)   24.2%
                                                        ------------------------
(14)    Type of Reporting Person (See Instructions)  CO
                                                    ----------------------------

                              Page 33 of 39 Pages

This Amendment No. 2 amends and supplements the statement on Schedule 13D filed on August 31, 1994 and as amended by Amendment No. 1 to Schedule 13D filed on September 15, 1994 (the "Schedule 13D") by Siemens Nixdorf Information Systems, Inc., a Delaware corporation ("SNI"), and Siemens Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany ("Siemens A.G."), with respect to the common stock, par value $.01 per share (the "Common Stock") of Pyramid Technology Corporation (the "Issuer"). Items 2, 4 and 5 of the Schedule 13D are amended as follows:

ITEM 2.   Identity and Background
          -----------------------

     This statement is being filed by Siemens Nixdorf Informationssysteme, A.G., a corporation organized under the laws of the Federal Republic of Germany ("SNI A.G."), and Siemens Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany ("Siemens A.G.").

     SNI A.G. has its principal office at Heinz-Nixdorf-Ring 1, 33102 Paderborn, Federal Republic of Germany. SNI A.G.'s principal business is the design, development, manufacture, purchase, marketing, leasing and selling of a wide range of information technology equipment. SNI A.G. is a wholly-owned subsidiary of Siemens, A.G. and is the sole shareholder of SNI.

     Siemens A.G. has its principal office at Wittelsbacherplatz 2, D-80333 Munich, Federal Republic of Germany. Siemens A.G.'s principal business is the design, development, manufacture and marketing of a wide variety of electrical and electronics systems.

     The directors and executive officers of SNI A.G. are set forth on Schedule I attached hereto. Schedule I sets forth the following information with respect to each such person:

     (i)    name;

     (ii)   business address (or residence address where indicated);

     (iii) present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted; and

     (iv)   citizenship.

Information regarding the officers and directors of Siemens A.G. was previously filed in Schedule II to the Schedule 13D filed on August 31, 1994.

                              Page 34 of 39 Pages

     During the last five years, neither  SNI A.G. nor any person named in
Schedule I attached hereto has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

ITEM 4.   Purpose of Transaction
          ----------------------

     SNI has transferred to SNI A.G. 2,000,000 shares of Common Stock and the Warrant, both of which SNI acquired from the Issuer on September 13, 1994. Additionally, SNI A.G. has assumed all of SNI's rights and obligations under the Purchase Agreement and the Registration Rights Agreement between the Issuer and SNI. As previously disclosed, on September 13, 1994 SNI A.G. and the Issuer executed OEM and Licensing Agreements pursuant to which SNI A.G. will license Pyramid's UNIX operating system for massively parallel processing ("MPP") and will purchase the related MPP hardware product known as MESHine.

     SNI A.G. has acquired the Common Stock and the Warrant for the purpose of making an investment in the Issuer and not with the present intention of acquiring control of the Issuer's business. Although upon consummation of the shares of Common Stock SNI A.G. will have the right to appoint one person to the Issuer's Board of Directors, such right will not result in SNI A.G. controlling the Board or the Issuer's business. SNI A.G. also may acquire additional shares of Common Stock pursuant to the Warrant, which terms have been previously described in Schedule 13D filed on August 31, 1994.

     SNI A.G. from time to time intends to review its investment in the Issuer on the basis of various factors, including the Issuer's business, financial condition, results of operations and prospects, general economic and industry conditions, the securities markets in general and those for the Issuer's securities in particular, as well as other developments and other investment opportunities Based upon such review, SNI A.G. will take such actions in the future as SNI A.G. may deem appropriate in light of the circumstances existing from time to time. If SNI A.G. believes the further investment in the Issuer is attractive, whether because of the market price of the Issuer's securities or otherwise, it may acquire shares of Common Stock or other securities of the Issuer either by exercising the Warrant, in the open market or in privately negotiated transactions (subject to any applicable restrictions in the Purchase Agreement on SNI A.G.'s ability to purchase additional shares of the Issuer's securities). Similarly, depending on market and other factors, SNI A.G. may determine to dispose of some or all of the shares of Common Stock currently owned by SNI A.G. or its affiliates or otherwise acquired by SNI A.G. either by exercising the Warrant, in the open market or in

                              Page 35 of 39 Pages
privately negotiated transactions (subject to any applicable restrictions in the Purchase Agreement on SNI A.G.'s ability to dispose of shares of the Issuer's securities.)

     Except as set forth in this Item 4, SNI A.G. has not formulated any plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Issuer or the disposition of securities of the Issuer, (b) an extraordinary corporation transaction involving the Issuer or any of its subsidiaries, (c) a sale or transfer of a material amount of the Assets of the Issuer or any of its subsidiaries, (d) any change in the present Board of Directors or management of the Issuer, (e) any material change in the Issuer's capitalization or dividend policy, (f) any other material change in the Issuer's business or corporate structure, (g) any change in the Issuer's charter or bylaws or other instrument corresponding thereto or other action which may impede the acquisition of control of the Issuer by any person, (h) causing a class of the Issuer's securities to be deregistered or delisted, (i) a class of equity securities of the Issuer becoming eligible for termination of registration or (j) any action similar to any of those enumerated above.

ITEM 5.   Interest in Securities of the Issuer
          ------------------------------------

     As previously disclosed in Schedule 13D filed on August 31, 1994 and Amendment No. 1 thereto filed on September 15, 1994, prior to the acquisition of 2,000,000 shares of Common Stock and the Warrant by SNI, SNI A.G. was already the beneficial owner of 717,743 shares of Common Stock, representing approximately 5.3% of the currently outstanding shares of Common Stock. SNI A.G. has voting and dispositive power with respect to such shares of Common Stock by virtue of its ownership. It was originally contemplated that SNI A.G. would transfer these 717,743 shares of Common Stock to SNI after the completion of SNI's acquisition of 2,000,000 shares of Common Stock and Warrant.

     As a result of the transfer from SNI to SNI A.G. of the 2,000,000 shares of Common Stock and Warrant, SNI A.G. beneficially owns 4,047,743 shares of Common Stock. This includes 1,330,000 shares of Common Stock which SNI A.G. has the right to acquire pursuant to the Warrant, which is exercisable at any time and from time to time by SNI A.G. until September 12, 1995 at a purchase price of $10.00 per share.

     SNI A.G. has voting and dispositive power with respect to these 4,047,743 shares by virtue of this beneficial ownership. Through its indirect ownership of SNI A.G., Siemens A.G. may also be considered to be a beneficial owner of these 4,047,743 shares of Common Stock, and may be deemed to have shared voting and dispositive power with respect to such shares of Common Stock.

                              Page 36 of 39 Pages

     Except as described herein, neither SNI A.G. nor Siemens A.G. nor any other person referred to in Schedule I attached hereto has acquired or disposed of any shares of Common Stock during the past sixty days.

     No other person is known to have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, any of the Common Stock. Siemens A.G., through its indirect ownership of SNI A.G., may be able to influence decisions concerning the exercise of such power.

                              Page 37 of 39 Pages

Signature
- ---------


          After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in this Statement is true, complete and correct.

November 22, 1994

                    SIEMENS NIXDORF INFORMATIONSSYSTEME, A.G.


                    By:  /s/ Gerhard Schulmeyer
                         ----------------------
                    Name:   Gerhard Schulmeyer
                    Title:  Chairman



                    SIEMENS AKTIENGESELLSCHAFT


                    By:  /s/ Adrienne Whitehead
                         ----------------------
                    Name:   Adrienne Whitehead
                    Title:  Attorney-in-fact

                              Page 38 of 39 Pages

                                   SCHEDULE I
                                   ----------

          The name and position of each of the executive officers and members of the managing board of directors of Siemens Nixdorf Informationssysteme AG are set forth below. Unless otherwise noted, each of these persons is a citizen of the Federal Republic of Germany.

=================================================================================
Name                             Position with Siemens         Business Address
- ----                             ---------------------         ----------------
                              Nixdorf Informationssysteme
                              ---------------------------
                             A.G. and Principal Occupation
                             -----------------------------
- ---------------------------------------------------------------------------------

Mr. Gerhard Schulmeyer       Member, Chairman, President     Otto-Hahn-Ring 6
                             and CEO                         81739 Munich
                                                             Federal Republic of
                                                             Germany

Dr. Horst Nasko              Member, Vice Chairman           Otto-Hahn-Ring 6
                             Head of Corporate Application   81739 Munich
                             Software and Projects, Systems  Federal Republic of
                             Strategy                        Germany


Mr. Guenther Goth            Member                          Heinz-Nixdorf-Ring 6
                             Head of Corporate Human         33106 Paderborn
                             Resources                       Federal Republic of
                                                             Germany

Mr. Robert F. Hoogstraten    Member                          Otto-Hahn-Ring 6
Dutch Citizen                Head of Corporate Sales and     81739 Munich
                             Marketing                       Federal Republic of
                                                             Germany

Mr. Alfred Nowosad           Member                          Otto-Hahn-Ring 6
                             Head of Corporation Finance     81739 Munich
                             and Controlling                 Federal Republic of
                                                             Germany

Dr. Hartwig Rogge            Member                          Otto-Hahn-Ring 6
                             Head of Corporate               81739 Munich
                             Development and Production      Federal Republic of
                                                             Germany
=================================================================================

                              Page 39 of 39 Pages